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                               Amendment No. 11 to
                     EUGENE R. MCGRATH EMPLOYMENT AGREEMENT


         WHEREAS, Eugene R. McGrath (the "Employee") and Consolidated Edison Company of New York, Inc. (the "Company") entered into an Employment Agreement effective September 1, l990 (the "Agreement");

         WHEREAS, the parties to the Agreement desire to amend the Agreement to increase the basic salary payable to the Employee; and

         WHEREAS, paragraph 12 of the Agreement provides that the Agreement may be amended from time to time by a written instrument executed by the Company and the Employee;

         NOW, THEREFORE, in consideration of the foregoing the parties hereto agree as follows:

         1. The Agreement is amended, effective September 1, 2000, to increase the Employee's basic salary set forth in clause (i) of paragraph 3(a) of the Agreement from $1,000,000 per annum to $1,090,000 per annum, subject to all the terms and conditions set forth in the Agreement relating to the basic salary.

         2. In all other respects, the Agreement remains in full force and effect as amended hereby.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer and its Corporate seal to be affixed hereto, and the Employee has hereto set his hand the day and year set forth below.

                              CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.


                              By:______________________________________
                                             Charles F. Soutar
                                         Executive Vice President


                                 ---------------------------------------
                                                Eugene R. McGrath


Dated:  July 20, 2000

Attest:

Approved by the Board
the 20th day of July, 2000.


---------------------------------
         Archie M. Bankston
         Secretary